EXHIBIT 32.2


CERTIFICATION OF PERIODIC REPORT


I, William A. Priddy, Jr., Chief Financial Officer of RF Micro Devices, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange
Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ William A. Priddy, Jr.
-----------------------------
William A. Priddy, Jr.
Chief Financial Officer,
Corporate Vice President of Administration and Secretary
August 10, 2004